UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 30, 2025

VoIP-PAL.COM INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55613	98-0184110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7215 Bosque Blvd., Suite 102, Waco, TX	76710-4020
(Address of Principal Executive Offices)	(Zip Code)

1-954-495-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Item 8.01 Other Events

On January 30, 2025, the the board of directors (the “Board”) of VoIP-Pal.Com Inc. (the “Company”) approved an increase in the Company’s authorized capital from 8,000,000,000 shares of common stock, par value $0.001 per share, to 9,000,000,000 shares of common stock, par value $0.001 per share (the “Common Stock Increase”), which action was subsequently approved by the holders of a majority of the Company’s issued and outstanding stock on January 30, 2025.

The Common Stock Increase follows the Board’s prior approval of an increase in the Company’s authorized capital from 1,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), to 2,000,000 shares of Preferred Stock (the “Preferred Stock Increase”), which action was approved by the holders of a majority of the Company’s issued and outstanding stock on October 9, 2024 and re-approved on January 30, 2025.

Pursuant to applicable securities laws, the Company does not plan to effect either the Common Stock Increase or the Preferred Stock Increase (together, the “Authorized Capital Increases”) until at least 20 days after a definitive information statement on Schedule 14C has been transmitted to the Company’s stockholders who did not previously consent to either of the Authorized Capital Increases.

Following the completion of the Preferred Stock Increase, the Company plans to file an amendment to a certificate of designation dated May 25, 2022, as previously amended on March 6, 2023 and October 8, 2024 (together, the “Certificate of Designation”), with the Nevada Secretary of State in order to designate an additional 500,000 shares of the Preferred Stock as Series A preferred stock (the “Series A Stock”), thereby increasing the total number of shares of Preferred Stock designated as Series A Stock from 1,000,000 to 1,500,000.

The Series A Stock has the voting powers, designations, preferences, limitations, restrictions and relative rights set forth in the original Certificate of Designation, a copy of which was filed as Exhibit 3.3 to the Company’s current report on Form 8-K dated May 27, 2022.

The material features of the Series A Stock are as follows:

1.	Holders of Series A Stock are entitled to 1,550 votes per share of Series A Stock on any matter submitted to a vote of the Company’s stockholders, and are generally entitled to vote together as one class with holders of the Company’s common stock;
2.	Holders of Series A Stock are not entitled to receive any dividends or other distributions in respect of any shares of Series A Stock held by them;
3.	Holders of Series A Stock are not entitled to receive any assets of the Company upon a liquidation, dissolution or winding up of the Company;
4.	Shares of Series A Stock are not redeemable;
5.	Shares of Series A Stock are not convertible or exchangeable into shares of the Company’s common stock; and
6.	Shares of Series A Stock are not transferrable or assignable without the prior written consent of the Company.

As of the date of this current report on Form 8-K, all 1,000,000 authorized shares of the Preferred Stock have been designated as Series A Stock, with the result that Nil shares of the Preferred Stock remain authorized and eligible for designation by the Board pursuant to the Company’s articles of incorporation, as amended.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: February 3, 2025	By:	/s/ Emil Malak
Emil Malak
Chief Executive Officer